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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 10, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Winstar Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Winstar Communications, Inc. on Forms S-8 (Registration Nos. 33-87568; 33-98668; 333-47391; 333-31057; 333-15073;
333-63541 and 333-75461), and on Forms S-3 (Registration Nos. 333-18465;
333-50575 and 333-86293).



GRANT THORNTON LLP

New York, New York
February 10, 2000